                      [PULASKI FINANCIAL CORP. LETTERHEAD]


        PULASKI FINANCIAL PLANS TO BUILD SEVENTH ST. LOUIS-AREA FACILITY

          COMPANY ALSO PROJECTS REACHING $1 BILLION ASSETS IN 3-5 YEARS


NEW YORK, JULY 29, 2004--Pulaski Financial Corp. (Nasdaq: PULB), in an investor presentation Wednesday in New York, announced it has received approval from the Office of Thrift Supervision to build its seventh full-service bank location in the St. Louis area and its eighth overall.

Speaking at the KBW Fifth Annual Community Bank Investor Conference, Chairman, President and CEO William A. Donius also projected the company would reach $1 billion in assets in three to five years. Pulaski recently reported $567 million in assets at June 30, 2004.

Donius noted that opening the new facility, scheduled early next year, will mark a continuation of the bank's strategy of expanding to carefully selected locations with strong growth potential. The new facility will be located at the intersection of Long and Edison Roads in the Chesterfield Valley area of St. Louis.

"This expansion follows a formula that has worked for us over the past several years with the new locations we added in St. Charles and O'Fallon, Missouri, as well as Kansas City," Donius said. "The de novo facility gives Pulaski yet another location in a growth area of the St. Louis region.

"This new bank location complements not only our retail strategy, but also our newly expanded commercial banking operations," Donius said. "Additionally, our commercial banking president, Brian Bjorkman, will serve as the president of the Chesterfield Valley Chamber of Commerce in 2005."

Pulaski Financial Corp., operating in its 82nd year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis and Kansas City metropolitan areas. The bank offers a full line of quality retail-banking products through seven full-service banks. The company's website can be accessed at www.pulaskibankstl.com. Visit the shareholder information page for useful and comparative data.

STATEMENTS CONTAINED IN THIS NEWS RELEASE CONTAIN FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THESE STATEMENTS ARE BASED ON THE BELIEFS AND EXPECTATIONS OF MANAGEMENT AS WELL AS THE ASSUMPTIONS MADE USING INFORMATION CURRENTLY AVAILABLE TO MANAGEMENT. SINCE THESE STATEMENTS REFLECT THE VIEWS OF MANAGEMENT CONCERNING FUTURE EVENTS, THESE STATEMENTS INVOLVE RISKS, UNCERTAINTIES AND ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE AMONG OTHERS, CHANGES IN MARKET INTEREST RATES AND GENERAL AND REGIONAL ECONOMIC CONDITIONS, CHANGES IN GOVERNMENT REGULATIONS, CHANGES IN ACCOUNTING PRINCIPLES AND THE QUALITY OR COMPOSITION OF THE LOAN AND


                                     MORE-

INVESTMENT PORTFOLIOS AND OTHER FACTORS THAT MAY BE DESCRIBED IN THE COMPANY'S QUARTERLY REPORTS ON FORM 10-Q FOR THE QUARTERS ENDED DECEMBER 31, MARCH 31 AND JUNE 30 AND IN ITS ANNUAL REPORT ON FORM 10-K, EACH FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH ARE AVAILABLE AT THE SECURITIES AND EXCHANGE COMMISSION'S INTERNET WEBSITE (WWW.SEC.GOV) AND TO WHICH REFERENCE IS HEREBY MADE. THEREFORE, ACTUAL FUTURE RESULTS MAY DIFFER SIGNIFICANTLY FROM RESULTS DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.




                                      # # #